                                                                    Exhibit 5(b)

[Lincoln Financial Group(R) LOGO]                                                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                                             Service Office: PO Box 21008, Greensboro, NC 27420-1008
                                                                                          (hereinafter referred to as "the Company")

MEDICAL SUPPLEMENT

(PART II OF APPLICATION - TO BE COMPLETED BY MEDICAL EXAMINER)

Proposed Insured ________________________________________________________________   Date of Birth (MM/DD/YY)  ______________________

1.   Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years.

     _______________________________________________________________________________________________________________________________
     Name                                         Address                                      Phone

     _______________________________________________________________________________________________________________________________
     Name                                         Address                                      Phone

     a) Date and reason of last visit: _____________________________________________________________________________________________

     b) Tests performed & treatment received: ______________________________________________________________________________________

-    IF YOU ANSWER "YES" TO ANY OF THE FOLLOWING QUESTIONS, PLEASE PROVIDE FURTHER INFORMATION IN THE "DETAILS" SPACE PROVIDED.

2.   Height _______ ft./_______ in. Weight _____________ lbs.                                                              YES   NO

     a) Has your weight changed by more than 10 pounds during the past 12 months?

     b) If "Yes", by how many pounds? _________ Gain _________ Loss                                                        [_]   [_]

3.   Have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test or are you now planning to seek medical advice or treatment for any reason (excluding
     HIV tests)?                                                                                                           [_]   [_]

4.   Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised by a licensed
     medical professional to have any hospitalization or surgery which has not been completed?                             [_]   [_]

5.   HAVE YOU EVER HAD, OR BEEN TOLD BY A LICENSED MEDICAL PROFESSIONAL TO SEEK TREATMENT BECAUSE OF ANY OF THE
     FOLLOWING:

     a)   Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders
          of the heart or blood vessels?                                                                                   [_]   [_]

     b)   Any tumor, cancer, cysts, melanoma, lymphoma, or any disorder of the lymph nodes?                                [_]   [_]

     c)   Anemia, leukemia, clotting disorder or any other blood disorder?                                                 [_]   [_]

     d)   Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?                               [_]   [_]

     e)   Asthma, emphysema, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of
          breath or any other disorder of the respiratory system?                                                          [_]   [_]

     f)   Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?                [_]   [_]

     g)   Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any
          other emotional condition?                                                                                       [_]   [_]

     h)   Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach,
          esophagus, liver, intestines, gallbladder, or pancreas?                                                          [_]   [_]

     i)   Any complications of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix,
          kidney or urinary bladder?                                                                                       [_]   [_]

     j)   Arthritis, gout, or any disorder of the back, spine, muscles, nerves, bones, joints or skin?                     [_]   [_]

     k)   Any disorder of the eyes, ears, nose or throat?                                                                  [_]   [_]

     l)   Any mental or physical disorder or medically or surgically treated condition not listed above?                   [_]   [_]

6.   Have you ever been diagnosed by or received treatment from a licensed medical professional for Acquired
     Immunodeficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?                                                       [_]   [_]

7.   Do you use alcoholic beverages? (IF "YES" PROVIDE TYPE, FREQUENCY & AMOUNT.)

     Type __________________________________   Frequency ___________________________________   Amount __________________   [_]   [_]

8.   Have you ever been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit
     your use of alcohol or any medication, prescribed or not?                                                             [_]   [_]

9.   In the past 5 years have you used cocaine, marijuana, or other non-prescription stimulants (not including
     caffeine), depressants, or narcotics?                                                                                 [_]   [_]

10.  Have you ever used tobacco or products containing nicotine (including, but not limited to, chew tobacco, snuff,
     nicotine gum and/or patches)? (IF "YES", LIST BELOW.)                                                             [_] Y   [_] N

                                   DATE FIRST USED:                    DATE LAST USED:
     TYPE                            (MONTH/YEAR)                       (MONTH/YEAR)               AMOUNT AND FREQUENCY:
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

11.  List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

12.  DETAILS: (LIST DETAILS FROM QUESTIONS ANSWERED "YES" AND PLEASE SPECIFY TO WHICH QUESTION NUMBERS DETAILS PERTAIN.
     ATTACH AN ADDITIONAL SHEET OF PAPER, IF NECESSARY.)

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

13.                                                             DIABETES, CANCER, HEART DISEASE?
                        AGE IF LIVING & HEALTH STATUS                (INCLUDE AGE OF ONSET)                AGE AT DEATH & CAUSE
------------------------------------------------------------------------------------------------------------------------------------
a.)  Father
                     _______________________________________________________________________________________________________________
b.)  Mother
                     _______________________________________________________________________________________________________________
c.)  Sibling(s)
                     _______________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

14.  Does the Proposed Insured: (Complete if Proposed Insured is age 70 or older.)                                         YES   NO

     a)   Use any assistive devices for walking such as a wheelchair, walker, or cane, or have difficulty ambulating?
          (IF "YES", PROVIDE DETAILS.)                                                                                     [_]   [_]
     _______________________________________________________________________________________________________________________________
     b)   Drive? (IF "NO", WHEN AND WHY DID THEY STOP?)                                                                    [_]   [_]
     _______________________________________________________________________________________________________________________________
     c)   Have a history of falls in the past year?
          (IF "YES", HOW MANY AND PROVIDE DETAILS.)                                                                        [_]   [_]
     _______________________________________________________________________________________________________________________________
     d)   Exercise? (IF "YES", WHAT TYPE AND HOW OFTEN?)                                                                   [_]   [_]
     _______________________________________________________________________________________________________________________________
     e)   Need any assistance with the following activities: (IF "YES", PROVIDE DETAILS.)

          Bathing                                                                                                          [_]   [_]
          __________________________________________________________________________________________________________________________
          Dressing                                                                                                         [_]   [_]
          __________________________________________________________________________________________________________________________
          House Cleaning                                                                                                   [_]   [_]
          __________________________________________________________________________________________________________________________
          Handling Finances                                                                                                [_]   [_]
          __________________________________________________________________________________________________________________________
          Taking Medication                                                                                                [_]   [_]
          __________________________________________________________________________________________________________________________

The Undersigned declares that:

I have read or have had read to me the completed Medical Supplement before signing below. All statements and answers in this
Supplement are correctly recorded and are full, complete and true. I agree that this Medical Supplement constitutes a part of the application for insurance and is to be attached to and made a part of the policy. I understand that any material misrepresentations may result in the loss of coverage under the policy.

Signed in _________________________________________, this ___________  day of _____________________________   ______________________
                           (state)                                                       (month)                       (year)


--------------------------------------------------------------
SIGNATURE OF PROPOSED INSURED
(Parent or Guardian if under 14 years and 6 months of age)

-    EXAMINERS - PLEASE NOTE, AGE 70 AND OLDER QUESTIONS, BUILD, BLOOD PRESSURE AND PULSE READINGS CONTINUE ON THE FOLLOWING PAGE.


--------------------------------------------------------------   ------------------------------------------------------------------
SIGNATURE OF WITNESS (Examiner/Licensed Representative/Agent)    PRINTED NAME OF WITNESS (Examiner/Licensed Representative/Agent)

15a.) Height (IN SHOES)         b.) Did you measure?     c.) Weight (CLOTHED)     d.) Did you weigh?
      _____ ft. / _____ in.         [_] Yes  [_] No          ___________ lbs.         [_] Yes  [_] No

  e.) Any change in weight in the past year? (IF "YES", PROVIDE AMOUNT, IF GAIN OR LOSS.) [_] Yes  [_] No
      Amount ___________  [_] Gain   [_] Loss

16.  BLOOD PRESSURE (IF ABOVE 140/90, REPORT ADDITIONAL READINGS BELOW):   17.  PULSE       At Rest   After Exercise   3 Min. Later
------------------------------------------------------------------------   ---------------------------------------------------------
      Systolic                                                                       Rate
                ________________________________________________________                   _________________________________________
     Diastolic                                                             Irregularities
                                                                               per minute
                 _______________________________________________________                   _________________________________________

COMPLETE QUESTIONS 18-21 IF PROPOSED INSURED IS AGE 70 OR OLDER.

18.  Point to three objects and ask the Proposed Insured to tell you what they are and indicate that you are going to ask them to recall these later. Record the 3 objects (e.g., pencil, chair, clock).

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

19.  Ask the Proposed Insured today's date including the year, day of week, month and day of the month. Record his/her response.

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

20.  Ask the Proposed Insured to recall the three objects identified earlier. Record his/her response.

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

21.  In the space below this question, ask the Proposed Insured to draw a clock face, mark the hours and draw the hands to show the time 11:10.

____________________________________________________________________________________________________________________________________


I certify that I completed this Medical Supplement on the ____________ day of ____________________________________ , _____________.

I certify that I have asked the Proposed Insured all of the questions contained in this Medical Supplement.

I declare that I have witnessed the signature of the Proposed Insured on this Medical Supplement, and that to the best of my knowledge the Proposed Insured's responses to questions 1-13 and information in questions 15-17 have been recorded accurately. If the Proposed Insured is age 70 or older, I declare the Proposed Insured's responses to questions 14, and 18-20 have been recorded accurately and that I provided no assistance to the Proposed Insured in his or her completion of the task described in question 21.


---------------------------------------------------------------   ------------------------------------------------------------------
SIGNATURE OF EXAMINER                                             PRINTED NAME OF EXAMINER

                                                     MEDICAL EXAMINER'S REPORT

22.  HEART Is there any:   Enlargement  [_] Yes  [_] No       Edema  [_] Yes  [_] No  (IF MORE THAN ONE MURMUR DESCRIBE EACH
                               Dyspnea  [_] Yes  [_] No   Murmur(s)  [_] Yes  [_] No  SEPARATELY)

           [_] Constant                          [_] Intermittent                      [_] Transmitted              [_] Localized
           [_] Systolic                          [_] Presystolic                       [_] Diastolic
           [_] Soft (Gr. 1-2)                    [_] Mod. (Gr. 3-4)                    [_] Loud (Gr. 5-6)

LOCATION:                                                         TRANSMISSION:

_______________________________________________________________   __________________________________________________________________

23.  Is there any abnormality of the following: (Circle Applicable items and give details. If more room is needed,
     provide details in Examiner's Confidential Opinion.)                                                                  YES    NO

     a)   Eyes, ears, nose, mouth or pharynx? (IF VISION OR HEARING IS MARKEDLY IMPAIRED, INDICATE DEGREE AND
          CORRECTION.)                                                                                                     [_]   [_]

     b)   Skin; lymph nodes; veins or peripheral arteries? (include scars)                                                 [_]   [_]

     c)   Peripheral arteries or pulses?                                                                                   [_]   [_]

     d)   Nervous system? (include reflexes, gait, paralysis)                                                              [_]   [_]

     e)   Respiratory system?                                                                                              [_]   [_]

     f)   Abdomen? (include scars)                                                                                         [_]   [_]

     g)   Endocrine system? (include thyroid)                                                                              [_]   [_]

     h)   Musculoskeletal system? (include spine, joints, amputations, muscle strength)                                    [_]   [_]

     i)   Mental status?                                                                                                   [_]   [_]

24.  Is there any use of adaptive devices? (cane, walker, wheelchair)                                                      [_]   [_]

25.  Is appearance unhealthy or older than stated age?                                                                     [_]   [_]

26.  Are you aware of additional medical history; signs, symptoms or laboratory findings?                                  [_]   [_]
     (A CONFIDENTIAL REPORT MAY BE SENT TO THE MEDICAL DIRECTOR.)

     a)   Are you related to the Applicant?                                                                                [_]   [_]

     b)   Are you associated with the Applicant in any business or financial ventures?                                     [_]   [_]

27.  Have you any reason to believe that the Applicant uses or has used alcoholic beverages or drugs to excess?            [_]   [_]

28.  If you do any of the following, please indicate:                                                                      [_]   [_]

     Sent to Lab:                             To Field Office:                 [_] Other
     [_] Blood Profile   [_] Urine Specimen   [_] Chest X-Ray    [_] EKG _____________________________________________

29.  EXAMINER'S CONFIDENTIAL OPINION:

____________________________________________________________________________________________________________________________________

URINALYSIS: ALWAYS SEND A URINE SPECIMEN AND BLOOD SAMPLE (IF APPLICABLE) TO APPROPRIATE LAB.

MEDICAL EXAMINER (Please Print)               EXAMINATION COMPANY P.O. ADDRESS               EXAMINER #

___________________________________________   ____________________________________________   _______________________________________

NAME OF AGENT (Please Print)                  DATED AT (City and State)                      DATE

___________________________________________   ____________________________________________   _______________________________________

                                                           [_] A.M.
I certify that I made this examination at ________ o'clock [_] P.M. on the ________ day of _________________________ , _____________

I certify that I have asked the Proposed Insured all of the questions contained in this Medical Examiner's Report and that all statements and answers are correctly recorded and are full, complete and true.


---------------------------------------------------------------   ----------------------
SIGNATURE OF EXAMINER                                             DESIGNATION